Exhibit 99.5

Consent of Jefferies LLC

August 29, 2013

The Board of Directors of NRGM GP, LLC

Two Brush Creek Boulevard

Suite 200

Kansas City, Missouri 64112

We hereby consent to (i) the inclusion of our written report, dated April 30, 2013, to the board of directors of NRGM GP, LLC as an exhibit to the statement on Schedule 13E-3 filed by Crestwood Midstream Partners LP and the filing persons listed thereon with the SEC on August 8, 2013 relating to the proposed merger of Crestwood Midstream Partners LP with and into a wholly–owned subsidiary of Inergy Midstream, L.P. and (ii) all references to Jefferies LLC in the section captioned “Special Factors—Additional Disclosure Required by Schedule 13E-3 for the Inergy Participants—Report by Jefferies, Financial Advisor to the Board of Directors of NRGM GP” of the joint proxy statement/prospectus, which forms a part of Amendment No. 3 to the Registration Statement on Form S-4 filed by Inergy Midstream, L.P. as of the date hereof (the “Registration Statement”).

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above–mentioned version of the Registration Statement and that our written report is not to be used, circulated, quoted or otherwise referred to in whole or in part in any registration statement, joint proxy statement/prospectus or any other document, except in accordance with our prior written consent. However, it is understood that our consent will be required if there are any amendments to the above–mentioned section or any additional references to Jefferies LLC in any subsequent amendments to the Registration Statement.

JEFFERIES LLC

By:	/s/ Peter Bowden
Peter Bowden Managing Director, Head of Midstream/MLPs

Houston, Texas

August 29, 2013